EXHIBIT 5.1

                                [PALEX LETERHEAD]

                                September 3, 1997

PalEx, Inc.
Suite 610
3555 Timmons Lane
Houston, Texas 77027

Gentlemen:

    You have requested the undersigned's opinion in his capacity as General Counsel of PalEx, Inc., a Delaware corporation (the "COMPANY"), in connection with the Registration Statement on Form S-1 (Registration No. 333-28027) of PalEx, Inc. (the "COMPANY"), a Delaware corporation, filed with the Securities and Exchange Commission, and as may be amended or supplemented from time to time (the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), which may be offered and issued from time to time by the Company in connection with its acquisition of the securities and assets of other businesses.

    With respect to the foregoing, the undersigned has examined such documents and questions of law as the undersigned deemed necessary to render the opinions expressed below. Based upon the foregoing, the undersigned is of the opinion that the Common Stock, when issued, sold and delivered in the manner described in the Registration Statement and for consideration of not less than $0.01 per share, will be duly and validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

    The undersigned consents to the use of this opinion as Exhibit 5.1 to the Registration Statement.

    This opinion letter is as of the date hereof, and the undersigned undertakes no obligation, and expressly disclaims any obligation, to advise you of any change in the matters set forth herein. Please note that the opinions expressed herein relate only to the matters specifically set forth, and no opinion is implied or should be inferred as to any other matters.

                      Sincerely,


                      By:    /s/ Edward E. Rhyne
                             Edward E. Rhyne, General Counsel